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                                                                    EXHIBIT 10.2

                SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Seventh Amendment to Loan and Security Agreement (the "AMENDMENT") is made on September 30, 2002 by GMAC Business Credit, LLC ("LENDER") and ROCKY SHOES & BOOTS, INC. and LIFESTYLE FOOTWEAR, INC. ("BORROWERS").

                                    RECITALS

         A. Borrowers and Lender entered into a Loan and Security Agreement dated September 18, 2000 (as amended from time to time, including by this Amendment, the "LOAN AGREEMENT"). Capitalized terms used in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise defined in this Amendment.

         B. Borrowers and Lender wish to amend the Loan Agreement as set forth below.

         THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

         1. Notwithstanding SECTION 7.5 of the Loan Agreement or any other provisions of the Loan Agreement that prohibit the redemption of stock, Parent may redeem shares of its stock through December 31, 2003 if the following conditions are satisfied:

                  (a) Borrower has Excess Availability of $5,000,000 after making any redemption;


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                  (b) the aggregate redemption price of all redeemed shares does not exceed $3 million:

                  (c) no Event of Default has occurred and is continuing;

                  (d) as of the month ending 2 months prior to month any stock is redeemed, Borrowers have a Trailing Twelve Month Operating Cash Flow of at least $4 million.

                  (e) Borrowers have provided GMAC/BC at least 1 day written notice of any proposed stock redemption.

For purposes of this Amendment, the term "Trailing Twelve Month Operating Cash Flow" means EBITDA for the 12 months ended on the measurement date PLUS the amount of Capital Expenditures during the 12 month period that were not financed by third parties.

         2. Except as amended by this Amendment, all the terms and conditions in the Loan Agreement remain in full force and effect.

         3. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

         4. Borrowers and the signatory noted below represent that all necessary corporate action to authorize Borrowers to enter into this Amendment has been taken, including, without limitation, board of directors approval and resolutions necessary to authorize Borrowers' execution of this Amendment.

         5. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.



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         6. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

GMAC BUSINESS CREDIT, LLC                   ROCKY SHOES & BOOTS, INC



By: /s/ Venkat Venkatesan              By:   /s/ Mike Brooks
   ------------------------------           ------------------------------------
   Venkat Venkatesan                        Michael Brooks
   Vice President                           President/Chief Executive Officer


LIFESTYLE FOOTWEAR, INC.



By:   /s/ Mike Brooks
   -----------------------------------------
      Michael Brooks
      President/Chief Executive Officer


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